77Q1(a) - Certificate of Amendment to the Certificate of
Statutory Trust of Phoenix Equity Trust executed as of
August 21, 2008 and filed with the Secretary of the State of Delaware on October 20, 2008, filed via EDGAR herewith.

77Q1(e) - Subadvisory Agreement between Virtus Investment
Advisers, Inc. and SCM Advisors, LLC dated June 8, 2009, filed via EDGAR with Post-Effective Amendment No. 91 (File
No. 002-16590) on June 22, 2009 and incorporated herein by reference.

77Q1(e) - Fifth Amendment to Amended and Restated
Investment Advisory Agreement by and between Registrant and Virtus Investment Advisers, Inc. effective as of June 22,
2009, filed via EDGAR with Post-Effective Amendment No. 91
(File No. 002-16590) on June 22, 2009 and incorporated herein by reference.

77Q1(e) - First Amendment to Subadvisory Agreement between
Virtus Investment Advisers, Inc. and Kayne, Anderson
Rudnick Investment Management, LLC dated June 22, 2009, filed via EDGAR with Post-Effective Amendment No. 91 (File
No. 002-16590) on June 22, 2009 and incorporated herein by reference.

77Q1(e) - Second Amendment to Subadvisory Agreement between
Virtus Investment Advisers, Inc. and Kayne, Anderson
Rudnick Investment Management, LLC dated September 1, 2009, filed via EDGAR herewith.

77Q1(g) - Agreement and Plan of Reorganization by the
Registrant on behalf of each of Virtus All-Cap Growth Fund and Virtus Strategic Growth Fund dated November 20, 2008, filed via EDGAR herewith.